                                                                    EXHIBIT 11.1

                              ACCESS HEALTH, INC.

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      YEARS ENDED SEPTEMBER 30,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
PRIMARY:
  Weighted average common shares outstanding.....................................     11,000     16,747     17,854
  Common equivalent shares from stock options using the treasury stock method
    (using average market price).................................................         --      1,755      1,506
                                                                                   ---------  ---------  ---------
  Shares used in per share calculations (1)......................................     11,000     18,502     19,360
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Net income (loss)..............................................................  $    (681) $   1,094  $   4,618
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Net income (loss) per share (1)................................................  $   (0.06) $    0.06  $    0.24
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

FULLY DILUTED:
  Weighted average common shares outstanding.....................................     11,000     16,747     17,854
  Common equivalent shares from stock options using the treasury stock method
    (using year-end market price, if higher than average market price)...........         --      2,005      1,652
                                                                                   ---------  ---------  ---------
  Shares used in per share calculations (1)......................................     11,000     18,752     19,506
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Net income (loss)..............................................................  $    (681) $   1,094  $   4,618
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Net income (loss) per share (1)................................................  $   (0.06) $    0.06  $    0.24
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

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(1) Shares used in per share calculations have been adjusted for three-for-two stock split